TERMINATION AGREEMENT

TERMINATION OF MASTER REPURCHASE AGREEMENT, dated as of March 16, 2009  (this “Termination”), between CAPITAL TRUST, INC., a Maryland corporation (the “Seller”) and GOLDMAN SACHS MORTGAGE COMPANY, a New York limited partnership (the “Buyer”).

WHEREAS, Seller and Buyer are parties to that certain Master Repurchase Agreement, dated as of October 30, 2007 as supplemented by that certain Annex I, dated as of October 30, 2007 (the “Alternate-Funded Master Repurchase Agreement”).  Seller and Buyer desire to terminate the Alternate-Funded Master Repurchase Agreement, which Alternate-Funded Master Repurchase Agreement was entered into in connection with that certain Amended and Restated Master Repurchase Agreement between Seller and Buyer, dated as of August 15, 2006 as supplemented by that certain Amended and Restated Annex I, dated as of October 30, 2007 (as amended, supplemented or modified, and together with all schedules, annexes and exhibits thereto, and all confirmations exchanged pursuant to the Transactions entered into in connection therewith, the "Master Repurchase Agreement"), which Master Repurchase Agreement has been terminated as of the date hereof.

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree that, to the full extent of their respective interests therein, the Alternate-Funded Master Repurchase Agreement and any other agreement, document or instrument executed and delivered in connection with the Alternate-Funded Master Repurchase Agreement shall each be deemed terminated effective as of the date hereof and shall be of no further force or effect.

This Termination may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Termination to be duly executed and delivered as of the day and year first above written.

CAPITAL TRUST, INC., as Seller

By:	/s/ Geoffrey G. Jervis
Name: Geoffrey G. Jervis
Title: Chief Financial Officer

GOLDMAN SACHS MORTGAGE COMPANY, as Buyer

By:	Goldman Sachs Real Estate Funding Corp., its general partner

	By:	/s/ Mark Buono
Name: Mark Buono
Title: Vice President